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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 13, 1996 with respect to the consolidated balance sheets of Walbro Corporation and Subsidiaries as of December 31, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Detroit, Michigan
December 18, 1996